ACQUISITION AGREEMENT

                                     BETWEEN

                           THE FOREFRONT GROUP, INC.,

                                       AND

                              LANPROFESSIONAL INC.

                                       AND

                   SUNIL K. SETHI, NAVEEN SETH, SUKHDEV WALIA,
                      SUNITA UPPAL, AND JANG BHADHUR SETHI

                                   MADE AS OF

                               September 29, 1997



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                                TABLE OF CONTENTS

                                            ARTICLE I
                                         INTERPRETATION

Section  1.1   Definitions.....................................................1
Section  1.2   Headings........................................................3
Section  1.3   Extended Meanings...............................................3
Section  1.4   Accounting Principles...........................................3
Section  1.5   Currency........................................................3
Section  1.6   Schedules and Exhibits..........................................3

                                           ARTICLE II
                                        PURCHASE AND SALE
Section  2.1   Purchase and Sale...............................................4
Section  2.2   Closing.........................................................5
Section  2.3   Termination of Agreement........................................5

                                           ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES
Section  3.1   Vendors' Representations and Warranties.........................6
Section  3.2   Survival of the Vendors' Representations, Warranties and
               Covenants......................................................16
Section  3.3   Purchaser's Representations and Warranties.....................17
Section  3.4   Survival of  the Purchaser's Representations, Warranties and
               Covenants......................................................17

                                           ARTICLE IV
                                            COVENANTS
Section  4.1   Taxes .........................................................18
Section  4.2   Covenants of the Vendors.......................................18
Section  4.3   Covenants of the Purchaser.....................................18
Section  4.4   Securities Law Compliance......................................18

                                            ARTICLE V
                                           CONDITIONS
Section  5.1   Conditions for the Benefit of the Purchaser....................19
Section  5.2   Conditions for the Benefit of the Vendors......................21



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                                           ARTICLE VI
                                   INDEMNIFICATION AND ESCROW
Section  6.1   Survival of Representations and Warranties.....................22
Section  6.2   Indemnity......................................................22
Section  6.3   Escrow Fund; Procedure.........................................23
Section  6.4   No Third Party Beneficiaries...................................24

                                           ARTICLE VII
                                             GENERAL
Section  7.1   Further Assurances.............................................24
Section  7.2   Time of the Essence............................................24
Section  7.3   Commissions....................................................24
Section  7.4   Fees...........................................................24
Section  7.5   Public Announcements...........................................24
Section  7.6   Benefit of the Agreement.......................................24
Section  7.7   Entire Agreement...............................................25
Section  7.8   Amendments and Waiver..........................................25
Section  7.9   Assignment.....................................................25
Section  7.10   Notices.......................................................25
Section  7.11   Governing Law.................................................26
Section  7.12   Tax Effect of Transaction.....................................26
Section  7.13   Severability..................................................26
Section  7.14   Counterparts..................................................26
Section  7.15   Facsimile Signatures..........................................26


                                      -ii-

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                              ACQUISITION AGREEMENT

                  THIS AGREEMENT made as of September 29, 1997, is between The ForeFront Group, Inc., a corporation incorporated under the laws of Delaware (hereinafter referred to as the "Purchaser"), LanProfessional Inc., a corporation incorporated under the laws of Canada (the "Corporation") and Sunil
K. Sethi, Naveen Seth, Sukhdev Walia, Sunita Uppal, and Jang Bhadhur Sethi (hereinafter referred to individually as a "Vendor" and collectively as the "Vendors").

                  WHEREAS, the Vendors are the beneficial and registered owners of all of the issued and outstanding shares of the Corporation;

                  AND WHEREAS, the Purchaser, the Corporation and the Vendors have agreed to the acquisition by the Purchaser of the Corporation upon and subject to the terms and conditions hereinafter set forth;

                  AND WHEREAS, in order to effect such acquisition, the parties have agreed to effect the reorganization described below in this Recital (the "Reorganization"), namely:

                  a) the purchase by the Purchaser and the sale by the Vendors of 1,800,000 Special Shares of the Corporation (the "Special Shares") for cash consideration of U.S.$1,800,000 ("Step One");

                  b) following Step One, the amendment of the share capital of the Corporation by articles of amendment as follows;

                           (i) the creation of an unlimited number of Exchangeable Shares of the Corporation having the respective rights, privileges, restrictions and conditions set forth in Exhibit I annexed hereto,

                           (ii) the exchange of the issued and outstanding 3,867,052 Class B Shares of the Corporation into 557,413 Exchangeable Shares so that each Vendor owns that number of Exchangeable Shares as specified beside each Vendor's name in Part II of Schedule A hereto,

                           (iii) the exchange of the Special Shares of the Corporation into 1,000,000 Class A Shares of the Corporation, and

                           (iv) the cancellation, after giving effect to the exchange described at paragraph (iii) above, of the class of Class B Shares and the class of Special Shares of the Corporation ("Step Two");

                  AND WHEREAS, the Exchangeable Shares will be exchangeable by the holders for ForeFront Shares (as defined below) on a one-for-one basis.



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                  NOW THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:


                                       ARTICLE I

                                     INTERPRETATION

                  Section 1.1 Definitions. In this Agreement, unless something in the subject matter or context is inconsistent therewith:

                  "Additional Escrow Agreement" means the Escrow Agreement made and entered into between the Vendors, the Purchaser and McCarthy Tetrault, the Purchaser's special Canadian counsel in the form attached as Exhibit M hereto;

                  "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendors, the Purchaser and the Corporation;

                  "Balance Sheet" means the balance sheet of the Corporation as at the Balance Sheet Date;

                  "Balance Sheet Date" means June 30, 1997;

                  "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Ontario;

                  "CBCA" means the Canada Business Corporations Act;

                  "Class B Shares" means 3,867,052 Class B Shares of the Corporation, being all of the Class B Shares to be issued and outstanding at the Time of Closing and to be exchanged for Exchangeable Shares as described in Step Two of the Reorganization;

                  "Closing Date" means the date of execution of this Agreement by the parties, or such other date as may be agreed to in writing between the Vendors and the Purchaser;

                  "Closing Price" means U.S.$6.9375, being the closing price of the shares of ForeFront Common Stock on the Nasdaq National Market System on the Business Day prior to the date hereof;

                  "Corporation"   means   LanProfessional   Inc.,   a   Canadian
         corporation d/b/a LanTec;

                  "Escrow Agent" means Texas Commerce Bank, N.A., pursuant to the Escrow Agreement;



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                  "Escrow Agreement" means the Escrow Agreement made and entered into between the Vendors, the Purchaser and the Escrow Agent attached as Exhibit A hereto;

                  "Escrow Fund" means the cash and Escrowed Shares deposited by the Vendors in escrow pursuant to the terms of Section 2.1(1)(a) and
         (2);

                  "Escrow Period" means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date;

                  "Escrowed   Shares"  means  the  Exchangeable   Shares  to  be
         delivered to the Escrow Agent as provided in Section 2.1(2) or any ForeFront Shares issued in exchange therefor;

                      "Exchange Rights Agreement" means the Exchange Rights Agreement made and entered into by the Purchaser, the Corporation and the Vendors attached as Exhibit G hereto;

                  "Exchangeable Shares" means the 557,143 Exchangeable Shares of the Corporation having the rights, preferences and limitations set forth in the Corporation's articles of amendment attached hereto as
         Exhibit I;

                  "Financial Statements" has the meaning set out in Section 3.1(h);

                  "ForeFront Shares" means the shares of ForeFront Common Stock, par value $.01 per share, to be issued in exchange for the Exchangeable Shares pursuant to the terms of the Exchangeable Shares;

                  "Intellectual Property" means all right, title and interest of the Corporation in, to and under all (i) trademarks, technology, know-how, data, copyrights, trade names, service marks, domain names, web sites, licenses, trade secrets, software programs, and other intellectual property (collectively, the "Intellectual Property"), (ii) the right to recover for infringement of any Intellectual Property, and
         (iii) all goodwill associated with the business of the Corporation in connection with which any of the Intellectual Property is used (collectively, the "Intangible Assets").

                  "LockUp Agreement" means the LockUp Agreement between the Purchaser and the Vendors attached as Exhibit B hereto;

                  "Registration Rights Agreement" means the Registration Rights Agreement between the Purchaser and the Vendors attached as Exhibit J hereto;

                  "Reorganization" has the meaning set out in the Recitals to this Agreement;

                  "Special  Shares"  means  1,800,000   Special  Shares  of  the
         Corporation being all of the Special Shares of the Corporation to be issued and outstanding at the Time of Closing


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



         and to be purchased by the Purchaser from the Vendors as described in Step One of the Reorganization;

                  "Support Agreement" means the Support Agreement between the Purchaser and the Corporation attached as Exhibit H hereto; and

                  "Time of Closing" means 3:00 p.m. (Ottawa time) on the Closing Date.

                  Section 1.2 Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

                  Section 1.3 Extended Meanings. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

                  Section 1.4 Accounting Principles. Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

                  Section 1.5 Currency. All references to currency herein are to lawful money of Canada, unless otherwise specified.

                  Section 1.6 Schedules and Exhibits. The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:


Schedules
---------
Schedule A      --    Ownership, Distribution and Escrow of Shares and Cash
Schedule B      --    Certificates of Continuance and of Amendment
Schedule C      --    Financial Statements
Schedule D      --    Changes since Balance Sheet
Schedule E      --    Tax Accounts, Retail Sales Tax Accounts and Goods and
                      Services Tax Accounts
Schedule F      --    Material Contracts and Commitments
Schedule G      --    Leases
Schedule H      --    Royalty/Contract Fees



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Schedule I     --    Employment Agreements and  Employee Information
Schedule J     --    Benefit Plans
Schedule K     --    Litigation and Claims
Schedule L     --    Intellectual Property Rights
Schedule M     --    Insurance
Schedule N     --    Permits
Schedule O     --    Pricing
Schedule P     --    Related Party Transactions


Exhibits
--------
Exhibit A       --    Escrow Agreement
Exhibit B       --    LockUp Agreement
Exhibit C       --    Lease Agreement Amendment
Exhibit D       --    Employment Agreement - Naveen Seth
Exhibit E       --    Employment Agreement - Sunil Sethi
Exhibit F       --    Opinion of Counsel - Vendor's Counsel
Exhibit G       --    Exchange Rights Agreement
Exhibit H       --    Support Agreement
Exhibit I       --    Reorganization Articles of Amendment
Exhibit J       --    Registration Rights Agreements
Exhibit K       --    Special Resolutions of Holders of Exchangeable Shares
Exhibit L       --    Opinion of Vendors' Counsel
Exhibit M       --    Additional Escrow Agreement
Exhibit N       --    Risk Factors related to ForeFront Shares


                                       ARTICLE II

                                   PURCHASE AND SALE

                  Section  2.1   Purchase and Sale.

                           (1) Upon and  subject  to the  terms  and  conditions
hereof, on the Closing Date, the Reorganization shall be completed in the manner set forth below:

                    (a) On the Closing Date, Step One of the
Reorganization shall be completed upon and subject to the terms and conditions hereof, whereby the Vendors shall sell to the Purchaser and the Purchaser shall purchase from the Vendors 1,800,000 Special Shares of the Corporation for a total purchase price of U.S.$1,800,000, payable to the Vendors in the respective amounts shown in Part II of Schedule A hereto. The number of Special Shares to be purchased from each Vendor shall be the number of Special Shares specified beside each Vendor's name in Part I of Schedule A hereto. The purchase price shall be paid and satisfied by the Purchaser (i) as to U.S.$1,423,274 by certified cheque or bank draft at the Time of Closing to the Vendors in the respective amounts shown in Part III of Schedule A hereto or as they may direct in writing to


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the Purchaser, upon delivery by the Vendors to the Purchaser of certificates for the Special Shares, (ii) as to U.S.$50,000 by deposit by the Purchaser in escrow to be held by the Escrow Agent pursuant to the Escrow Agreement in the respective amounts shown in Part III of Schedule A hereto and (iii) as to
U.S.$100,000   (the  "Securities  Cash  Escrow")  to  McCarthy   Tetrault,   the
Purchaser's special Canadian counsel, as security for the costs and expenses of the Purchaser as described in Section 4.4 and as to U.S.$226,726 to such counsel as contemplated in Section 5.1(q), such aggregate amount of U.S.$326,726 (the "Tax Cash Escrow") to be held in escrow in accordance with the terms of the Additional Escrow Agreement in the respective amounts shown in Part IV of Schedule A hereto.

                  (b) On the Closing Date, after completion of Step One, articles of amendment in the form of Exhibit I shall be filed by the Corporation to effect Step Two of the Reorganization and the Corporation shall deliver to the Vendors certificates for the Exchangeable Shares in the respective numbers shown in Part II of Schedule A hereto upon delivery by the Vendors to the Corporation of certificates for the Class B Shares. With respect to each Exchangeable Share, the Vendors shall have the right to exchange such Exchangeable Share pursuant to this Agreement for one ForeFront Share pursuant to the terms of the Exchangeable Shares.

                           (2) On the Closing Date, the Vendors shall deposit in
escrow 81,687 Exchangeable Shares to be held by the Escrow Agent pursuant to the Escrow Agreement in the respective numbers set out in Part III of Schedule A hereto.

                  Section 2.2 Closing. Subject to the right of Vendors, ForeFront and Purchaser to terminate this Agreement pursuant to Section 2.3 hereof, the closing for the consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the parties, take place at the offices of McCarthy Tetrault, located at The Chambers, Suite 1400, 40 Elgin St., Ottawa, Ontario, at 3:00 p.m., Ottawa time, on or before the Closing Date.

                  Section 2.3 Termination of Agreement. (a) This Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated or abandoned:

                           (1) In the  event  that the  Closing  shall  not have
occurred on or before October 15, 1997, by any party, unless such parties shall otherwise agree in writing;

                           (2) By the Purchaser, if a default or breach shall be
made by the Vendors with respect to the due and timely performance of any of their covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of their representations and warranties contained in Article 3 hereof, and such default has not been cured or waived;

                           (3) By the Vendors, if a default or breach shall be
made by the Purchaser with respect to the due and timely performance of any of their covenants and agreements contained

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herein,  or with respect to the correctness of or due compliance with any of its representations and warranties contained in Article 3 hereof, and such default has not been cured or waived;

                           (4) By the Purchaser, in the event that its Board of
Directors does not approve the terms of this Agreement or any related agreement, in its sole discretion; or

                           (5) By mutual consent of the parties.

                  (b) No termination of this Agreement, whether pursuant to this
Section 2.3 or otherwise, shall terminate or impair any claim by any party against the other based upon any breach hereof, nor shall it terminate any obligations of any party to the other with respect to confidentiality of information provided to such party by the other party pursuant to the terms of that certain Confidentiality Agreement dated July 9, 1997 entered into between the Corporation and the Purchaser.


                                      ARTICLE III

                             REPRESENTATIONS AND WARRANTIES

                  Section  3.1   Vendors' Representations and Warranties.

                  The Vendors, jointly and/or severally, represent and warrant to the Purchaser that:

                  (a) the Corporation is a corporation duly incorporated, organized and subsisting under the laws of Canada as a private company as that term is defined in the Securities Act (Ontario) with the corporate power to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its business as now conducted and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which the Corporation is subject;

                  (b) the authorized capital of the Corporation consists of an unlimited number of Class A Shares, an unlimited number of Class B Shares, and an unlimited number of Special Shares, of which 3,867,052 Class B Shares and 1,800,000 Special Shares have been validly issued and are outstanding as fully paid and non-assessable, and of which no Class A Shares are outstanding;

                  (c) the rights, privileges, restrictions and conditions attached to the Class A Shares, Class B Shares and Special Shares of the Corporation are as set out in Schedule B attached hereto;

                  (d) each Vendor is and at the Time of Closing will be the beneficial and registered owner of the respective number of Special Shares and Class B Shares set out, respectively adjacent to his or her name, in Part I of


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                           Schedule  A  hereto,  free and  clear  of all  liens,
                           charges, encumbrances and any other rights of others;

                   (e) the Vendors have good and sufficient power, authority and right to enter into, deliver and perform this Agreement (including, without limitation, each of the related agreements attached as an exhibit hereto to which such Vendor is a party) and, at the Time of Closing, to transfer the legal and beneficial title and ownership of the Special Shares and the Exchangeable Shares to the Purchaser free and clear of all liens, charges, encumbrances and any other rights of others without the necessity of any of the Vendors obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given;

                  (f) other than with respect to the Reorganization contemplated herein, there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon:

                           (i) the Vendors to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Special Shares and the Exchangeable Shares other than pursuant to the provisions of this Agreement, or

                           (ii) the Corporation to allot or issue any of the unissued shares of the Corporation or to create any additional class of shares;

                  (g) neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Vendors will:

                           (i) constitute a violation of any of the provisions of the constating documents or by-laws of the Corporation;

                           (ii) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any agreement or other instrument to which the Corporation or any Vendor is a party or by which the Corporation or any Vendor is bound, or an event which, with notice, lapse of time, or both, would result in any such conflict, breach, default or right; or

                           (iii) constitute a violation of any applicable law, rule, regulation, judgment, order or decree applicable or relating to any Vendor or the Corporation;


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




                  (h) the audited financial statements of the Corporation, consisting of the Balance Sheet and statements of income, retained earnings and changes in financial position for the period ended on the Balance Sheet Date, together with the report of Payne Forman Kalli, chartered accountants, thereon and the notes thereto (hereinafter collectively referred to as the "Financial Statements"), a copy of which is attached hereto as Schedule C:

                           (i)      are in  accordance  with the  books  and
                                    accounts  of  the   Corporation  as  at  the
                                    Balance Sheet Date,

                           (ii) are true and correct and present fairly the financial position of the Corporation as at the Balance Sheet Date,

                           (iii)    have  been  prepared  in   accordance   with
                                    generally  accepted  accounting   principles
                                    consistently applied, and

                           (iv) present fairly all of the assets and liabilities of the Corporation as at the Balance Sheet Date including, without limiting the generality of the foregoing, all contingent liabilities of the Corporation as at the Balance Sheet Date;

                 (i) the financial position of the Corporation is at least as good as the financial position of the Corporation as at the Balance Sheet Date, except as described on Schedule D; the Vendors shall ensure that the Corporation has a quick ratio of one (defined as the ratio of cash plus accounts receivable to current liabilities including tax liabilities and other long term liabilities created due to this transaction); the accounts receivable of the Corporation are good and collectible in the ordinary course of business; and product returns shall not exceed U.S.$26,661 on sales of the Corporation's products by the Purchaser for the three month period prior to the Closing Date (provided that the Vendors shall be entitled to conduct an audit if such returns exceed such amount);

                  (j) since the Balance Sheet Date the business of the Corporation has been carried on in its usual and ordinary course and the Corporation has not entered into any transaction out of the usual and ordinary course of business, except as described on Schedule D;

                  (k) since the Balance Sheet Date there has been no change in the affairs, business, prospects, operations or condition of the Corporation, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labor dispute, flood, drought, riot, storm, condemnation,

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                           act of God, public force or otherwise, except changes
                           occurring  in  the  usual  and  ordinary   course  of
                           business which have not materially adversely affected
                           the  affairs,  business,  prospects,   operations  or
                           condition of the Corporation, financial or otherwise except as described on Schedule D;

                  (l) the Corporation is the owner with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, of all assets shown or reflected on the Balance
                           Sheet, except only such of the assets of the Corporation as have been disposed of in the usual and ordinary course of business since the Balance Sheet Date, and of all assets acquired by the Corporation since the Balance Sheet Date;

                  (m) all machinery and equipment owned or used by the Corporation has been properly maintained and is in good working order for the purposes of ongoing operation, subject to ordinary wear and tear for machinery and equipment of comparable age;

                  (n)      the  tangible   assets  owned  or  used  by  the
                           Corporation (i) are in good operating condition, order and repair, subject to ordinary wear and tear, and have been maintained in accordance with standard industry practice, (ii) are adequate for the purposes for which they are being used and are capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of the business, and (iii) in the aggregate provide the capacity to enable the Corporation to engage in commercial operation on a continuous basis (subject to normal maintenance and repair outages in the ordinary course). All real and tangible personal property held by the Corporation under lease is held under a valid and binding lease agreement that is in full force and effect. The Corporation is not in default, and no notice of alleged default has been received by the Corporation, under any such lease and no lessor is in default or alleged to be in default thereunder.

                  (o) all of the inventories of the Corporation are of merchantable quality and reasonably fit for their usual purpose;

                  (p) there are no outstanding orders, notices or similar requirements relating to the Corporation issued by any building, environmental, fire, health, labor or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements;

                  (q) except as described on Schedule D, no single capital expenditure in excess of $1,000 or capital expenditures in the aggregate in excess of $10,000 have been made or authorized by the Corporation since the Balance Sheet Date;

                  (r) except as described on Schedule D, no dividends have been declared or paid on or in respect of any shares of the Corporation and no other distribution on any of its securities or shares has been made by the Corporation since the Balance Sheet Date and all dividends which to the date hereof have been declared or paid by the Corporation have been duly and validly declared or paid;

                  (s) the Corporation does not have any liability, obligation or commitment for the payment of income taxes, corporation taxes or any other taxes or duties of whatever nature or kind, or interest or penalties with respect thereto, except such as are disclosed in the Financial Statements or such taxes or duties not yet due or for which a filing or declaration related thereto is not yet required to be made as have arisen since the Balance Sheet Date in the usual and ordinary course of business and for which adequate provision in the accounts of the Corporation has been made, and the Corporation is not in arrears with respect to any required withholdings or installment payments of any tax or duty of any kind and has not filed any waiver for a taxation year of the Corporation under the Income Tax Act (Canada) or any other legislation imposing tax on the Corporation;

                  (t)      the tax accounts of the  Corporation as disclosed
                           in Schedule E attached hereto are true and complete in all material respects and provide the undepreciated capital cost of all assets of the Corporation; the Vendors have made available to the Purchaser, to the extent requested by the Purchaser, all tax reports and returns of the Corporation for all periods ending prior to the date hereof. No Vendor has received notice of any tax deficiency outstanding, proposed or assessed against or allocable to the Corporation, nor has any Vendor executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed under the Income Tax Act (Canada) or any other governmental body any agreement now in effect extending the period for assessment or collection of any taxes against the Corporation. There are no tax liens upon, pending against or, to the knowledge of Vendors, threatened against any asset;

                  (u) there are no outstanding liabilities against the Corporation except trade debts incurred in the usual and ordinary course of business;

                  (v) the Corporation is not a party to any contract or commitment outside the usual and ordinary course of business and is not a party to any contract or commitment extending for a period of time longer than one month or involving expenditures by the Corporation in the aggregate in excess of $10,000, except such contracts or commitments as are listed in Schedule F attached hereto;

                  (w) the Corporation is not in default or breach of any contract or commitment to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and the Corporation is entitled to all benefits thereunder;

                  (x)      the Corporation is not a party to or bound by any
                           guarantee,   indemnification,   surety   or   similar
                           obligation;

                  (y) the Corporation is not a party to any lease or agreement in the nature of a lease for real or personal property, whether as lessor or lessee, except as are listed in Schedule G;

                  (z) the Corporation does not have any subsidiaries or agreements, options or commitments to acquire any shares or securities of any corporation or to acquire or lease any business operations, real property or assets;

                  (aa) there is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of its business or any of its assets other than in the usual and ordinary course of business;

                  (bb) the Corporation is not a party to or bound by any contract or commitment to pay any royalty, licence fee, consulting fee, contractor fee or management fee, except as disclosed on Schedule H;

                  (cc) the Corporation does not have any employment contract (verbal or written) with any person whomsoever except such contracts as are listed in Schedule I attached hereto and such Schedule truly and correctly sets out whether such contracts are in writing and the annual salary and the length of employment of each of the employees of the Corporation;

                  (dd)     the Corporation is not bound by or a party to:

                           (i)      any collective bargaining agreement, or

                           (ii) any benefit plan including, without limiting the generality of the foregoing, any pension plan maintained by or on behalf of the Corporation for any of its employees, except such agreements and plans as are listed in Schedule J attached hereto;

                 (ee) all benefit plans listed in Schedule J attached hereto have been duly registered where required by, and are in good standing under, all applicable legislation including, without limiting the generality of the foregoing, the Income Tax Act (Canada) and the Pension Benefits Act (Ontario) and all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof of the plans and no past service funding liabilities exist thereunder; Schedule J sets out in detail the benefit plans which have been registered and the amounts, if any, of employer contributions made to date;

                 (ff)      no  trade  union,   council  of  trade  unions,
                           employee bargaining agency or affiliated bargaining agent:

                           (i) holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification,
                                    voluntary   recognition,    designation   or
                                    successor rights,

                           (ii)     has applied to be certified as the
                                    bargaining agent of any of the Corporation's employees, or

                           (iii) has applied to have the Corporation declared a related employer pursuant to Section 1(4) of the Labor Relations Act (Ontario);

                  (gg) except as identified in Schedule D hereto and except for remuneration paid to employees in the usual and ordinary course of business and made at current rates of remuneration no payments have been made or authorized since the Balance Sheet Date by the Corporation to officers, directors or employees of the Corporation;

                  (hh) no director, former director, officer, shareholder or employee of the Corporation or any person not dealing at arm's length within the meaning of the Income Tax Act (Canada) with any such person is indebted to the Corporation, except such indebtedness as is disclosed in Schedule F attached hereto;

                  (ii)     there  are  no  claims,   actions,   suits  or
                           proceedings (whether or not purportedly on behalf of the Corporation) pending or threatened against or adversely affecting, or which could adversely affect, the Corporation or any of its assets, officers, directors, shareholders or employees, or before or by any federal, provincial, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any judgment or liability against the Corporation, except such actions, suits or proceedings as are disclosed in Schedule K attached hereto;

                  (jj) the Corporation is not conducting its business in any jurisdiction other than the Province of Ontario;

                  (kk) the Corporation is conducting its business in compliance with all applicable laws, rules, regulations, notices, approvals and orders of Canada and of the Province of Ontario and all municipalities thereof in which its business is carried on, is not in breach of any such laws, rules, regulations, notices, approvals or orders and is duly licensed, registered or qualified, and duly possesses all permits and quotas, in the Province of Ontario and all municipalities thereof in which the Corporation carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, and all such licences, registrations, qualifications, permits and quotas are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have a material adverse effect on the operation of its business or which may adversely change or terminate such licence, registration, qualification, permit or quota by virtue of the completion of the transactions contemplated hereby;

                  (ll) the operation of the Corporation on any lands from which it conducts the operations of its business is not subject to any restriction or limitation and is not in contravention of any law or regulation or of any decree or order of any court or other body having jurisdiction;

                  (mm) attached hereto as Schedule L is a list of all registered trade marks, trade names, patents and copyrights, of all unregistered trade marks, trade names and copyrights and of all patent applications, trade mark registration applications and copyright registration applications, both domestic and foreign, owned or made by the Corporation or otherwise used in or necessary for the Corporation to conduct its business;

                  (nn) all trade marks, trade names, patents and copyrights, both domestic and foreign, used in or required for the proper carrying on of the Corporation's business are validly and beneficially owned by the Corporation with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto;

                  (oo) the Intellectual Property includes (but is not limited to) all of the items listed in Schedule L hereto. The Corporation owns all right title and interest to the Intellectual Property except for those indicated as "licensed" in Schedule L. Schedule L also sets forth all license agreements with respect to any of the foregoing as to which the Corporation is licensor or licensee. There are no pending or, to the knowledge of any Vendor, threatened infringement claims against the Corporation by any person with respect to any of the items listed on Schedule L nor has any such item been declared invalid or been limited by any court or agreement. Subject to any required third party consents which have been obtained and are in full force and effect or will be obtained and in full force and effect on the Closing Date, the Intellectual Property will afford Purchaser at all times after the Closing Date the rights to use all technology, proprietary information, know-how, patents, designs, inventions, trademarks, copyrights, trade names and service marks owned by the Corporation or others necessary for the conduct of the business as presently being conducted. To the best of Vendors' knowledge, information and belief, the use of the Intellectual Property will not, and the conduct of the Corporation does not, infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person;

                  (pp) attached hereto as Schedule M is a true and complete list of all insurance policies maintained by the Corporation that also specifies the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder;

                  (qq) four of the Vendors, namely, Sunil K. Sethi, Naveen Seth, Sunita Uppal and Sukhdev Walia, are resident persons of Canada and the remaining Vendor, namely, Jang Bhadhar Sethi, is a non-resident person within the meaning of section 116 of the Income Tax Act (Canada);

                  (rr) Schedules F and G hereto contains a list of all contracts, leases, agreements and instruments material to the business or requiring the performance by the Corporation of any material obligations of the Corporation after the date hereof except (i) employment agreements and contracts for miscellaneous services, in each case terminable at will without any liability, (ii) purchase orders and contracts with suppliers and customers entered into in the ordinary course of business, and (iii) miscellaneous contracts, leases, agreements and instruments (with persons unaffiliated with the Vendors) involving liabilities under all such contracts, leases, agreements and instruments of not more than Five Thousand Dollars ($5,000), individually or Twenty Five Thousand Dollars ($25,000) in the aggregate. The Vendors have heretofore delivered, or made available, to Purchaser or its counsel complete copies of all contracts, leases, agreements and instruments listed in Schedules F and G. There are no existing defaults by the Corporation or to the knowledge of any Vendor, other parties, under any of the contracts, leases, agreements and instruments comprising the Scheduled Leases and Contracts;

                  (ss) The Corporation possesses all the permits listed in Schedule N hereto, copies of all of which have been delivered to the Purchaser. Such permits constitute all the permits necessary under law or otherwise for the Corporation to conduct the business as now being conducted and to own or operate the assets in the manner in which they are now being operated and used. Each of such permits and the Corporation's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Corporation. The Corporation is in compliance in all material respects with the terms of such permits. None of such permits have been, or to the knowledge of any Vendor, are threatened to be, revoked, canceled, suspended or modified.

                  (tt) attached hereto as Schedule O is a complete and accurate list by customer name of the Corporation's standard prices and any applicable discounts.

                  (uu)     neither  the   Corporation   nor  any  officer,
                           employee or agent of the Corporation nor any other person acting on its behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Corporation (or to assist the Corporation in connection with any actual or proposed transaction) which (1) might subject the Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding,
                           (2) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Corporation as reflected in the Financial Statements, or (3) if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Corporation or which might subject the Corporation to a lawsuit or penalty in a private or governmental litigation or proceeding;

                  (vv) none of the Vendors or associates of any Vendor nor any affiliate of the Corporation, directly or indirectly, owns any interest in (excepting not more than a 5% holding for investment purposes in securities of publicly held and traded companies), or is an officer, director, employer or consultant of or otherwise receives remuneration from, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of the Corporation except as disclosed on Schedule P;

                  (ww)     Disclosure.

                           (1) Vendors have fully  provided the Purchaser or its
                  representatives with all the information that they have requested for deciding whether to consummate the purchase of the Corporation pursuant to the terms and conditions of this Agreement.

                           (2) No representation or warranty of Vendors contained in this Agreement or any Schedule attached hereto contains any untrue statement. No representation or warranty of Vendors contained in this Agreement or any Schedule attached hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, provided, however, that notwithstanding any provision to the contrary herein, Purchaser shall be entitled only to rely on the latest version of information furnished to the Purchaser by Vendors which supersedes previous information furnished to the Purchaser.

                  (xx)     Investment Representations.

                           (1) The  ForeFront  Shares to be  received by Vendors
                  pursuant to the transactions contemplated by this Agreement will be acquired for investment for their own accounts, not as a nominee or agent and not with a view to the sale or distribution of any part thereof, and the Vendors have no present intention of selling, granting participations in, or otherwise distributing the same. The Vendors do not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to any of the ForeFront Shares.

                           (2) The Vendors  understand that the ForeFront Shares
                  to be delivered pursuant to the transactions contemplated by this Agreement are not registered under the Securities Act of 1933, as amended (the "1933 Act") or under the Securities Act (Ontario) (the "Ontario Act"), on the basis that the offer and sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act, and that Purchaser's reliance on such exemption is predicated on the Vendors' representations set forth herein.

                           (3) The Vendors  understand that the ForeFront Shares
                  to be delivered pursuant to this Agreement and the Exchange Rights Agreement may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or the filing of a prospectus under the Ontario Act, or an exemption therefrom, and in no instance prior to the expiration of one year from the date of delivery to them, and that in the absence of an effective registration statement or an available exemption that such securities must be held in accordance with applicable rules relating thereto.

                           (4) The Vendors have such knowledge and experience in
                  financial and business matters as to be capable of evaluating the merits and risks of their investment in the ForeFront Shares and have the ability to bear the economic risks of such investment, including, without limitation, the risk factors set forth in Exhibit N attached hereto. The Vendors have had access to and an opportunity to inspect relevant business, financial and other corporate information and data of the Purchaser. All information which the Vendors have requested from the Purchaser concerning the Purchaser and each of its business and affairs has been made available to them, including the SEC Documents as defined in Section 3.3(g). The Vendors have had, during the course of the transaction and prior to the Closing, the opportunity to ask questions of, and receive answers from, the Purchaser concerning the Purchaser and each of its business and affairs and ForeFront Shares and to obtain additional information (to the extent the Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them.

                           (5) The Vendors  represent and warrant that they have
                  not, since the execution of the Letter of Intent dated August 15, 1997 for this transaction, bought or sold any shares of ForeFront Common Stock, nor have any of their spouses or family members or other contacts who may have knowledge of this transaction, to the best of their knowledge.

                  Section 3.2 Survival of Vendors's Representations, Warranties and Covenants.

                           (1) The representations and warranties of the Vendors
set forth in Section 3.1 shall survive the completion of the transactions herein provided for and, notwithstanding such completion:

                  (a) the representations and warranties of the Vendors relating to the tax liability of the Corporation, shall, unless such representations and warranties prove to be false as a result of any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the Income Tax Act (Canada) or any other legislation imposing tax on the Corporation, continue in full force and effect for the benefit of the Purchaser until the expiration of the last of the limitation periods contained in the Income Tax Act (Canada) and any other legislation imposing tax on the Corporation subsequent to the expiration of which an assessment, reassessment or other form or recognized document assessing liability for tax, interest or penalties thereunder for the period ended on the Balance Sheet Date cannot be issued to the Corporation;

                  (b) the representations and warranties of the Vendors relating to the tax liability of the Corporation, which prove to be false as a result of any misrepresentation made or fraud committed in filing a return or in supplying information for the purposes of the Income Tax Act (Canada) or any other legislation imposing tax on the Corporation shall continue in full force and effect for the benefit of the Purchaser and be unlimited as to duration; and

                  (c) the remaining representations and warranties of the Vendors set forth in Section 3.1 shall continue in full force and effect for the benefit of the Purchaser for a period of one year from the Closing Date.

                           (2) The covenants of the Vendors set forth in this
Agreement shall survive the completion of the transactions herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof.

                  Section  3.3   Purchaser's Representations and Warranties.

                  The Purchaser represents and warrants to the Vendors that:

                  (a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted. The Purchaser has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted;

                  (b) the Purchaser may execute, deliver and perform this Agreement without the necessity of the Purchaser obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given;

                  (c) the execution, delivery and performance of this Agreement do not and will not:

                           (1)      constitute   a   violation   of   the
                                    certificate of incorporation, as amended, or the bylaws, as amended, as the case may be, of the Purchaser;

                           (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Purchaser; or

                           (3) constitute a default under any contract to which the Purchaser is a party except where such default would not have a material adverse effect upon the Purchaser or the ability of the Purchaser to perform its obligations under this Agreement;

                  (d) this Agreement has been duly authorized, executed and delivered by the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors;

                  (e) the authorized stock of the Purchaser consists of 20,000,000 shares of Common Stock, $.01 par value, of which 6,500,850 shares were issued and outstanding as of the date hereof, and 5,000,000 shares of undesignated Preferred Stock, $.01 par value, none of which were issued and outstanding as of the date hereof. All such shares have been duly authorized and all such issued and outstanding shares have been validly issued and are fully paid and nonassessable;

                  (f) the ForeFront Shares will be duly authorized and when issued, will be validly issued, fully paid, and non-assessable and will be free of any liens and encumbrances except as set forth herein or in the Exchange Rights Agreement or the Support Agreement and except for liens or encumbrances created by the Vendors.

                  (g) the Purchaser has furnished the Vendors with a true and complete copy of all of its filings with the Securities and Exchange Commission (the "SEC") since December 31, 1996 (the "SEC Documents"). The SEC Documents comply in all respects with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC (together the "SEC Laws"). The Purchaser has, since its inception, complied in all material respects with the filing requirements of the SEC Laws. None of the SEC Documents contains any material untrue statement or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain an audited consolidated balance sheet of the Purchaser as of December 31, 1996 and the related consolidated statements of income and cash flow for the year then ended and the Purchaser's unaudited consolidated balance sheet as of March 31, 1997 and June 30, 1997 and the related unaudited consolidated statements of income and cash flow for the three month period then ended (collectively, the "Purchaser's Financials"). The Purchaser's Financials are correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Purchaser's Financials present fairly the financial condition and operating results and cash flows of the Purchaser as of the dates and during the periods indicated therein, subject, in the case of unaudited statements, to normal year-end adjustments, which will not be material in amount or significance, individually or in the aggregate;

                  (h) Since the date of the balance sheet included in the Purchaser's most recently filed report on Form 10-Q, other than the sale of the Verona Technology to Hewlett-Packard Company, the Purchaser has conducted its business in the ordinary course and there has not occurred: (i) any material adverse change in the financial condition, liabilities, assets, business, or prospects of the Purchaser, (ii) any amendments or changes in the Articles of Incorporation or Bylaws of the Purchaser, (iii) any damage to, destruction or loss of any assets of the Purchaser that materially and adversely affects the financial condition, business or prospects of the Purchaser or any of its subsidiaries, (iv) any sale of a material amount of property of the Purchaser, except in the ordinary course of business; or (v) any material acquisition of other corporations or businesses;

                  (i) There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Purchaser has received any notice of assertion nor, to the Purchaser's knowledge, is there a reasonable basis to expect such notice of assertion, against the Purchaser which would materially affect the Purchaser or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement; and

                  (j) The Purchaser does not have any material liability, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with United States generally accepted accounting principles), which individually or in the aggregate (i) has not been reflected in the SEC Documents and the financial statements contained therein or
(ii) has not arisen in the ordinary course of the Purchaser's business since the date of the Purchaser's most recently filed report on Form 10-Q.

                  Section 3.4 Survival of the Purchaser's Representations, Warranties and Covenants.

                           (1)          The  representations  and  warranties of
the Purchaser set forth in Section 3.3 shall survive the completion of the transactions herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors for a period of one year from the Closing Date.

                           (2)          The covenants of the Purchaser set forth
in this Agreement shall survive the completion of the transactions herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors in accordance with the terms thereof.


                                       ARTICLE IV

                                       COVENANTS

                  Section  4.1   Taxes.

                  The Purchaser does not assume and shall not be liable for any taxes under the Income Tax Act (Canada) or any other taxes whatsoever which may be or become payable by the Vendors including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the transactions herein contemplated, and the Vendors shall indemnify and save harmless the Purchaser from and against all such taxes.

                  Section 4.2 Covenants of the Vendors.

                  (a) The Vendors shall ensure that the representations and warranties of the Vendors set out in Section 3.1 over which the Vendors have reasonable control are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Purchaser set out in Section 5.1(1) over which the Vendors have reasonable control have been performed or complied with by the Time of Closing.

                  (b) The Vendors shall permit the Purchaser, through its agents and representatives, to make such reasonable investigation prior to the Time of Closing of the assets of the Corporation and of its financial and legal condition as the Purchaser consider necessary or advisable to familiarize themselves with such assets and other matters and the Vendors shall supply any and all documents and records of the Corporation to the Purchaser and its agents and representatives as they may reasonably require. The Vendors shall also permit the inspection of the assets of the Corporation prior to the Time of Closing by such federal, provincial or municipal authorities as the Purchaser may require. Such investigations and inspections shall not, however, affect or mitigate the Vendors' covenants, representations and warranties hereunder which shall continue in full force and effect.

                  (c) The Vendors shall execute the Registration Rights Agreement in the form attached hereto as Exhibit J, at such time as requested by the Purchaser, in the event that the Purchaser is required to file a registration statement relating to the ForeFront Shares pursuant to the terms of
Section 4.3 hereof.

                  (d) Sunil K. Sethi and Naveen Seth agree that they will use best efforts to obtain the consent of all employees of the Corporation who are not currently bound by such an agreement to enter into agreements not to compete with the Corporation for the six months period following termination of the employment.

                  (e) It is contemplated that following the Closing, the Corporation may be continued under the Business Corporations Act (Ontario) and/or amalgamated with a wholly-owned subsidiary of the Purchaser to whom the Purchaser may transfer all of the Class A Shares. The Vendors, as holders of the Exchangeable Shares, but subject to the provisions of Sections 4.1 and 4.2 of
Exhibit I attached hereto, shall consent to such continuation and/or amalgamation in the manner set forth in the Exhibits attached as K-1 and K-2 hereto and shall do all other things and take all other actions as may be necessary or appropriate therefor. The Corporation is hereby authorized to insert the dates in and attach the applicable articles to such special resolutions. Notwithstanding the foregoing and Section 4.3 of the terms of the Exchangeable Shares as set out in Exhibit I hereto, the Corporation shall not implement any continuation or amalgamation or, without the consent of the Vendors, any other amendment to the articles of the Corporation, if such continuation or amalgamation or other amendment, as the case may be, will result in adverse tax consequences to the Vendors based on the provisions of the Income Tax Act (Canada) in effect on the date of this Agreement.

                  Section 4.3 Covenants of the Purchaser.

                  (a) The Purchaser shall ensure that the representations and warranties of the Purchaser set out in Section 3.3 over which the Purchaser has reasonable control are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Vendors set out in Section 5.2(1) over which the Purchaser has reasonable control have been performed or complied with by the Time of Closing.

                  (b) The Purchaser shall, at all times following the issue of the ForeFront Shares and following the expiration of the LockUp Period, use good faith to cooperate with the Vendors to ensure that the ForeFront Shares shall be eligible for resale under an available exemption from registration under United States securities laws, including removing any legends which are no longer applicable upon written request from the Vendors, and providing necessary legal opinions to the transfer agent on a timely basis. Should the parties determine, either before or after the issue of the ForeFront Shares and the expiration of the LockUp Period, that there are no available exemptions from registration relating to the resale of the ForeFront Shares, then in such instance the Purchaser on ten (10) days prior notice from any Vendor shall execute the Registration Rights Agreement in the form attached hereto as Exhibit J, and subject to execution by the Vendors, prepare and file a registration statement pursuant to the terms thereof at least thirty (30) days prior to the expiration or earlier termination of the LockUp Period.

                  (c) So long as the Vendors shall hold any Exchangeable Shares, the Purchaser will furnish to the Vendors all information provided by the Purchaser from time to time to the holders of ForeFront Stock contemporaneously as such information is provided to such holders.

                  (d) The Purchaser shall file a notification for listing of the ForeFront Shares on the NASDAQ National Market System and shall cause such filing to be accepted prior to any exchange of Exchangeable Shares for ForeFront Shares.

         Section 4.4    Securities Law Compliance.

         (a) The Vendors covenant and agree to apply for within 15 days of the Closing Date and to use their reasonable best efforts to obtain within 120 days of the Closing Date, all necessary consents, receipts, approvals or orders from the Ontario Securities Commission (the "OSC") to ensure that each of the transactions contemplated in this Agreement, the terms of the Exchangeable Shares, the Exchange Rights Agreement and the Support Agreement may be completed in accordance with the Securities Act (Ontario) and the regulations thereunder, and the policies and rules of the OSC, for compliance with such laws, regulations, policies and rules as required in connection with the transactions.

         (b) The Vendors acknowledge and agree that as set forth in Sections 3.1(xx) of this Agreement, the Purchaser has provided to them all information requested by them as necessary for the investment decision made by them to grant the Retraction Call Right, Redemption Call Right and Liquidation Call Right as defined in the Exchange Rights Agreement, and the Vendors hereby waive any and all rights, whether statutory or common law, which they may have to rescind the transaction arising out of any failure of the Vendors, the Corporation or the Purchaser to obtain any consent, receipt, approval or order deemed necessary from the OSC.

         (c) The Vendors shall indemnify and save harmless the Purchaser and the Corporation from all costs and expenses which either or both may incur as a result of having to comply with the provisions of any ruling or order issued by the OSC as contemplated in Section 4.4(a), other than with respect to the performance by the Purchaser of any obligations of the Purchaser expressly set forth herein or in the Exchange Rights Agreement or the Support Agreement. As security for such costs and expenses, the Vendors shall place in escrow the sum of U.S.$100,000 with the Purchaser's counsel, McCarthy Tetrault, pursuant to the Additional Escrow Agreement as contemplated in Section 2.1(1)(a)(iii) hereof.

         (d) In the event that for any reason, other than the failure of the Purchaser to perform its obligations hereunder and under the Exchange Rights Agreement or the Support Agreement, the transactions contemplated herein are rescinded, the Vendors shall indemnify and save harmless the Purchaser from all costs incurred by the Purchaser in negotiating and completing the transactions contemplated herein.


                                       ARTICLE V

                                       CONDITIONS

                  Section 5.1 Conditions for the Benefit of the Purchaser.

                          (1)            The  completion  of  the   transactions
contemplated herein is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Time of Closing:

                  (a) the representations and warranties of the Vendors set forth in Section 3.1 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

                  (b) the Vendors shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendors at or prior to the Time of Closing;

                  (c) the Purchaser shall be furnished with such certificates, affidavits or statutory declarations of the Corporation and of the Vendors or of officers of the Corporation and of the Vendors as the Purchaser and its counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Vendors or by the Corporation, as the case may be, at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Vendors herein given are true and correct at the Time of Closing;

                  (d) no material damage by fire or other hazard to the assets of the Corporation shall have occurred from the date hereof to the Time of Closing;

                  (e) all directors and officers of the Corporation specified by the Purchaser shall resign;

                  (f) the Vendors and all directors and officers of the Corporation shall release the Corporation from any and all possible claims against the Corporation arising from any act, matter or thing arising at or prior to the Time of Closing;

                  (g) all necessary steps and proceedings shall have been taken to permit the Purchased Shares to be duly and regularly transferred to and registered in the name of the Purchaser;

                  (h) the parties shall have entered into the Escrow Agreement in the form of Exhibit A hereto and U.S.$50,000 and 81,687 Exchangeable Shares, in the respective amounts and numbers for each Vendor set out in Part III of Schedule A hereto (the "Escrowed Exchangeable Shares") shall have been delivered to the Escrow Agent by the Vendors as collateral for the indemnification obligations of the Vendors contained in Article VI of this Agreement, pursuant to the terms of the Escrow Agreement.;

                  (i) the existing lease agreement for the current premises occupied by the Corporation shall be amended pursuant to the terms provided on the Lease Agreement Amendment attached as Exhibit C hereto.

                  (j) there shall be an employment agreement entered into between each of Naveen Seth and Sunil Sethi and the Corporation substantially in the forms attached hereto as Exhibit D and E, respectively, in full substitution for any existing employment agreements with such individuals;

                  (k) the Vendors shall cause 1213360 Ontario Ltd. to repay the existing loan of $85,000 to the Corporation;

                  (l) the guaranty by the Corporation and the financing statement filed against the Corporation relating to the purchase by 1213360 Ontario Ltd. of the premises leased by the Corporation shall be released and terminated to Purchaser's reasonable satisfaction;

                  (m)  the  Vendors  shall  have   delivered  to  the  Purchaser
favorable opinions of the Vendors' counsel substantially in the form attached hereto as Exhibit F;

                  (n) the Board of Directors of the Purchaser, in its sole discretion, shall have approved the closing of the proposed transaction;

                  (o) no material change shall have occurred between the execution of this Agreement and the Closing in the Corporation's business or otherwise, which would adversely affect the value of the proposed transaction to the Purchaser;

                  (p) the form and legality of all matters incidental to the completion of the transactions contemplated herein shall be subject to the approval of the Purchaser's counsel;

                  (q) Jang Badhur Sethi, who is a non-resident person within the meaning of Section 116 of the Income Tax Act (Canada), shall, subject, as provided in the Additional Escrow Agreement, to a holdback of U.S.$226,726 payable to that Vendor, furnish to the Purchaser a certificate on Form T2068, not later than October 30, 1997 having a "certificate limit" of not less than such amount;

                  (r) the Vendors, as holders of the Exchangeable Shares shall have signed and delivered to the Corporation and the Purchaser the special resolutions of the Corporation in the forms of Exhibit K-1 and K-2 hereto;

                  (s) the Reorganization shall have been completed and the only issued and outstanding shares of the Corporation shall be the Class A Shares owned by the Purchaser and the Exchangeable Shares owned by the Vendors; and

                  (t) the parties shall have entered into the LockUp Agreement in the form of Exhibit B hereto.

                           (2)      In case any term or covenant of the Vendors
or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Purchaser may, without limiting any other right that it may have, at its sole option, either:

                  (a) rescind this Agreement by notice to the Vendors, and in such event the Purchaser shall be released from all obligations hereunder; or

                  (b) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

                  Section 5.2 Conditions for the Benefit of the Vendors.

                           (1)           The  completion  of  the   transactions
contemplated herein is subject to the following conditions which are for the exclusive benefit of the Vendors to be performed or complied with at or prior to the Time of Closing:

                  (a) the representations and warranties of the Purchaser set forth in Section 3.3 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

                  (b) the Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing;

                  (c) the Vendors shall be furnished with such certificates, affidavits or statutory declarations of the Purchaser or of officers of the Purchaser as the Vendors or the Vendors' counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Purchaser herein given are true and correct at the Time of Closing;

                  (d) the Purchaser shall have entered into the Exchange Rights Agreement and the Support Agreement in the forms of Exhibit G and H hereto, respectively;

                  (e) the form and legality of all matters incidental to the transactions contemplated herein shall be subject to the approval of the Vendors' counsel; and

                  (f) the Reorganization shall have been completed.

                           (2)          In  case  any  term or  covenant  of the
Purchaser or condition to be performed or complied with for the benefit of the Vendors at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Vendors may, without limiting any other right that the Vendors may have, at its sole option, either:

                  (a) rescind this Agreement by notice to the Purchaser,  and in
         such  event  the  Vendors  shall  be  released  from  all   obligations
         hereunder; or

                           (b) waive compliance with any such term,  covenant or
                  condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.


                                       ARTICLE VI

                               INDEMNIFICATION AND ESCROW

                  Section 6.1 Survival of Representations and Warranties. All representations, warranties and (except as provided by the following sentence) covenants of the Vendors or any authorized representative thereof contained in this Agreement or in any schedule or exhibit hereto, or in any certificate, document or other instrument delivered in connection herewith, shall terminate and cease to be of further force and effect as of the expiration of the applicable period set forth in Section 3.2 (the "Escrow Period"). Those covenants that expressly contemplate or involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

                  Section 6.2 Indemnity. (a) The Vendors shall indemnify and save harmless the Purchaser, the Corporation and the officers and directors of the Purchaser and the Corporation from and against all liabilities (whether accrued, actual, contingent or otherwise), claims and demands whatsoever including, without limiting the generality of the foregoing, liabilities, claims and demands for income, sales, excise or other taxes, of or in connection with the Corporation existing or incurred as at or subsequent to the Balance Sheet Date and up to the Closing Date which are not disclosed in the Financial Statements, have not arisen in the usual and ordinary course of the Corporation's business since the Balance Sheet Date or have arisen in the usual and ordinary course of the Corporation's business since the Balance Sheet Date but for which adequate provision in the Corporation's accounts has not been made.

                  (b) The Vendors agree to (jointly and severally) indemnify and hold the Purchaser and the Corporation and each of the officers, directors, shareholders, affiliates, employees and agents of the Purchaser and the Corporation (collectively, the "Indemnitees") harmless from any and all damages, losses, liabilities (joint or several), payments, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, reasonable fees, disbursements and expenses of attorneys) of any kind or nature whatsoever (collectively, the "Damages"), directly or indirectly resulting from, relating to or arising out of:

                           (1)      any  breach  of or  inaccuracy  in  any
representation or warranty of Vendors contained in Section 3.1;

                           (2)      any  breach or  non-performance,  by any
Vendor of any covenant or agreement of Vendors contained in this Agreement or in any related document; and

                           (3)      the terms of Section 6.2(a) or 4.1 hereof.

                  Section 6.3 Escrow Fund; Procedure. (a) The Vendors shall have the right to vote, and to receive dividends declared on, any Escrowed Shares during the period the Exchangeable Shares are held in escrow. The Escrowed Shares are not subject to forfeiture or return in the event of any Vendor's death or bankruptcy, or the failure of any Vendor to continue employment with the Corporation.

                  (b) If a claim by a third party is made against any Indemnitee or in the event that an Indemnitee determines, in good faith, that an event has occurred which gives rise to a claim for Damages (together, a "Claim"), and if such Indemnitee intends to seek indemnity with respect thereto under this
Article VI, the Indemnitee shall notify Vendors of such Claim in writing. Such notice must be given no later than thirty (30) days after the assertion or determination of such Claim but in no event more than ten days after the expiration of the Escrow Period. Indemnitee shall include in its notice to Vendors the basis for the Claim, the amount of the resulting Damages and the amount of cash and if applicable, the number of Escrowed Shares which it intends to retain and cancel in order to satisfy such Damages. For purposes of determining the number of Escrowed Shares to be retained and canceled, any Claim should be satisfied from all of the Escrowed Shares on a pro rata basis, and the number of such Escrowed Shares shall be equal to the number resulting upon the division of the amount of the Claim by the Closing Price regardless of the actual fair market value of the Common Stock at the time of such determination hereunder. For such purposes, the amount of the Claim or any portion thereof in Canadian dollars shall be converted at the noon rate published by the Bank of Canada on the last Business Day prior to the payment of such Claim. If any Vendor wishes to dispute the validity of any Claim or the amount of Damages for any Claim, it must give the Indemnitee requesting indemnification written notice of such dispute and the basis therefore, within thirty (30) days of receiving the Indemnitee's notice. If the parties are unable to resolve any such dispute, the matter shall be submitted to binding arbitration, the costs of which shall be borne equally by the parties. Any such arbitration shall be conducted by an independent firm mutually agreeable to the parties with expertise in matters of this kind, and shall be in a mutually agreeable location.

                  (c) Any cash or Escrowed Shares held by the Escrow Agent at the expiration of the Escrow Period which have not been applied against any Damages as provided herein, or which do not represent Damages for Claims whose validity or amount is still in dispute, shall be delivered to the Vendors promptly following the expiration of the Escrow Period. Any portion of the Escrow Fund withheld pending resolution of a dispute, shall be delivered or returned and canceled, as may be determined, upon final resolution of the dispute.

                  (d) The Purchaser shall be entitled to control the defense of any Claim brought against the Purchaser or any Indemnitee, in its sole discretion, and to settle any such Claim without the consent of Vendors, provided however that Vendors shall be entitled to participate in any such defense at its expense.

                  (e) Notwithstanding anything hereinabove to the contrary, the aggregate liability of the Vendors under this Article VI, other than in the event of fraud by the Vendors, shall not exceed the amount which is 10% of the sum of (i) U.S.$1,800,000, and (ii) the number of Exchangeable Shares receivable by the Vendors under Section 2.1 hereof multiplied by the Closing Price.

                  Section 6.4 No Third Party Beneficiaries. The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.


                                      ARTICLE VII

                                        GENERAL

                  Section 7.1 Further Assurances. Each of the parties shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

                  Section 7.2 Time of the Essence. Time shall be of the essence of this Agreement.

                  Section 7.3 Commissions. The Vendors shall indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the transactions contemplated herein, whether such person purports to act or have acted for the Vendors or the Purchaser in connection with the transactions contemplated herein.

                  Section 7.4 Fees. Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

                  Section 7.5 Public Announcements. No public announcement or press release concerning the transactions contemplated herein shall be made by the Vendors without the prior consent and approval of the Purchaser.

                  Section 7.6 Benefit of the Agreement. This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

                  Section 7.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

                  Section 7.8 Amendments and Waiver. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

                  Section 7.9 Assignment. This Agreement may not be assigned by the Vendors without the written consent of the Purchaser but may be assigned by the Purchaser without the consent of the Vendors to an affiliate of the Purchaser, provided that such affiliate enters into a written agreement with the Vendors to be bound by the provisions of this Agreement in all respects and to the same extent as the Purchaser is bound and provided that the Purchaser shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

                  Section 7.10 Notices. Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

                  To the Vendors:

                           Sunil K. Sethi
                           10 Baslaw Dr.
                           Ottawa, Ontario KIG 5J8
                           Facsimile:       (613) 736-9614

                  With a copy to:

                           Donald G. McLeod
                           1447 Woodroffe Ave.
                           Nepean, Ontario K2G 1W1
                           Facsimile:       (613) 225-0921

                  To the Purchaser and the Corporation:

                           The ForeFront Group, Inc.
                           1360 Post Oak Blvd., Suite 2050
                           Houston, Texas 77056
                           (713) 961-1149 (facsimile)
                           Attention: David Sikora, President

                  With a copy to:

                           Jeffrey R. Harder, V.P. and General Counsel
                           1360 Post Oak Blvd., Suite 2050
                           Houston, Texas 77056
                           (713) 961- 4530 (facsimile)


or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

                  Section 7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                  Section 7.12 Tax Effect of Transaction. Neither the Vendors nor the Purchaser have made nor do any of them make herein any representation or warranty as to the tax consequences of the Transaction to any party. It is understood and agreed that each party has looked to its own advisors for advice and counsel as to such tax effects.

                  Section 7.13 Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

                  Section 7.14 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

                  Section 7.15 Facsimile Signatures. The signature of any party to this Agreement may be evidenced on this Agreement and any other agreement or instrument contemplated herein by facsimile. Without prejudice to the effectiveness of such facsimile signature, such party agrees to forward promptly following the transmission by facsimile of such party's signature, such agreement or instrument bearing an original signature to the other parties hereto.

                  IN WITNESS WHEREOF the parties have executed this Agreement.

                                                     THE FOREFRONT GROUP, INC.

                                                     By: /s/ David Sikora
                                                     Name: David Sikora
                                                     Title: President & CEO

                                                     LANPROFESSIONAL INC.

                                                     By: /s/ Naveen Seth
                                                     Name: Naveen Seth
                                                     Title: VP Operations


                                                     /s/ Sunil Sethi
                                                     SUNIL K. SETHI


                                                     /s/ Naveen Seth
                                                     NAVEEN SETH


                                                     /s/ Sukhdev Walia
                                                     SUKHDEV WALIA


                                                     /s/ Sunita Uppal
                                                     SUNITA UPPAL


                                                     /s/ J B Sethi
                                                     JANG BHADHUR SETHI

                                   SCHEDULE A

                                     PART I

Vendor                                         Special Shares                            Class B Shares
------                                         --------------                            --------------
Sunil K. Sethi                                     382,490                                 1,147,590
Naveen Seth                                        382,490                                 1,147,590
Sukhdev Walia                                      382,490                                  580,885
Sunita Uppal                                       382,490                                  580,885
Jang Bhadhur Sethi                                 270,040                                  410,102
                                                   -------                                  -------
                              Totals:             1,800,000                                3,867,052


                                     PART II

Vendor                               Total Consideration                Cash                  Exchangeable Shares
------                               -------------------                ----                  -------------------
Sunil K. Sethi                           US$1,530,080                  US$382,490                     165,418
Naveen Seth                              US$1,530,080                  US$382,490                     165,418
Sukhdev Walia                              US$963,375                  US$382,490                      83,731
Sunita Uppal                               US$963,375                  US$382,490                      83,731
Jang Bhadhur Sethi                         US$680,143                  US$270,040                      59,115
                                        -------------                ------------                     -------
                        Totals:           US$5,667,052               US$1,800,000                     557,413


                                    PART III


                                                                                          Escrowed Exchangeable
Vendor                             Cash at Closing             Escrowed Cash                       Shares
------                             ---------------             -------------              ---------------------
Sunil K. Sethi                        US$350,615                 US$10,625                        24,242
Naveen Seth                           US$350,615                 US$10,625                        24,242
Sukhdev Walia                         US$350,615                 US$10,625                        12,270
Sunita Uppal                          US$350,615                 US$10,625                        12,270
Jang Bhadhur Sethi                     US$20,814                  US$7,500                         8,663
                                    ------------                 ---------                        ------
                      Totals:       US$1,423,274                 US$50,000                        81,687


                                     PART IV

Vendor                                       Securities Cash Escrow                       Tax Cash Escrow
------                                       ----------------------                       ---------------
Sunil K. Sethi                                      US$21,250                                   --
Naveen Seth                                         US$21,250                                   --
Sukhdev Walia                                       US$21,250                                   --
Sunita Uppal                                        US$21,250                                   --
Jang Bhadhur Sethi                                   US15,000                               US$226,726
                                                   ----------                               ----------
                              Totals:              US$100,000                               US$226,726